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                                                                    Exhibit 99.1

[STPAUL BANCORP INC. LETTERHEAD]
                                                                       EXHIBIT 1

                                              N E W S
                                              FOR IMMEDIATE RELEASE
                                              March 17, 1997

                                              Contact:      Zoreen Baksh-Gill
                                                            (773) 804-2283

                ST. PAUL BANCORP'S ANNUAL MEETING SET FOR MAY 7

         Chicago, IL, March 17, 1997 -- St. Paul Bancorp, Inc. (NASDAQ: SPBC), today announced that its annual meeting of stockholders will be held at 10 a.m., Wednesday, May 7, 1997 at the Drury Lane Oakbrook, 100 Drury Lane, Oakbrook Terrace, IL. The record date for the meeting will be March 18, 1997.

         In accordance with the company's by-laws, stockholders who wish to present business at the annual meeting or to nominate directors are required to give notice to the company and provide information as specified in the by-laws no later than April 7, 1997.

         St. Paul Bancorp is the parent of St. Paul Federal Bank For Savings, Illinois' largest independent savings institution. With $4.4 billion in assets, St. Paul Federal operates 52 branches throughout metropolitan Chicago. The company also provides discount brokerage, insurance, annuity and real estate development services through other subsidiaries. St. Paul stock is listed on the NASDAQ National Market System under the symbol SPBC.

         TO RECEIVE THIS NEWS RELEASE AND OTHER INFORMATION ON ST. PAUL BANCORP VIA FAX OR MAIL, USE YOUR TOUCH-TONE PHONE TO CALL THE COMPANY'S NEWS HOTLINE AT (773) 889-SPBC (7722).

         STOCKHOLDERS MAY DIAL (800) 730-4001 TOLL-FREE TO INQUIRE ABOUT STOCKHOLDER RECORDS, STOCK TRANSFERS, OWNERSHIP CHANGES, ADDRESS CHANGES, DIVIDEND PAYMENTS OR THE DIVIDEND REINVESTMENT PLAN. OR WRITE TO THE INVESTOR RELATIONS DEPARTMENT AT FIRST NATIONAL BANK OF BOSTON, MAIL STOP 45-02-09, P.O. BOX 644, MA 02102-0644.


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